Exhibit 20.1

Higher Education Funding I

For the Monthly Calculation Date – September 26, 2005
Current Collection Period – August 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I
For the Monthly Calculation Date — 09/26/05
Current Collection Period — August 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)

Collection period payment activity
Principal	$12,193,947	$10,613,402	$13,783,523
Interest	3,827,161	3,483,608	3,674,023
Fees	15,390	14,221	14,103

Subtotal	16,036,499	14,111,231	17,471,649
Prior period undistributed collections	8,026,642	4,338,760	17,159,990
Prior period collections deposited by the Servicer in the current period	1,594,116	1,715,399	903,921
Current period collections deposited by the Servicer in the subsequent period	(1,715,399)	(903,921)	(972,167)

Total cash remitted by the Servicers during the current collection period	23,941,858	19,261,470	34,563,392

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	2,164	11,770	—
Amounts transferred from the reserve account	—	—	—
Special allowance payments received	—	7,568,732	—
Subsidy payments received	—	2,274,981	—
Interest earnings on trust accounts	203,560	249,229	298,462

Total cash deposits	24,147,581	29,366,182	34,861,855

Total cash distributions	(19,808,821)	(12,206,192)	(17,159,990)

Account Balance at the end of the Collection Period	$4,338,760	$17,159,990	$17,701,865

Servicer deposits between the end of the collection period and the cut-off date	7,867,432	—	—

Account Balance as of the cut-off date	$12,206,192	$17,159,990	$17,701,865

	Distributions	Distributions	Distributions
	7/27/05	8/25/05	9/26/05

First, to the U.S. Department of Education	$1,547,114	$1,539,884	$1,602,741

Second, to the administration account for certain costs and expenses	360,171	360,356	385,895

Third, to the interest account for payment of interest on Senior Notes	5,182,172	5,521,773	5,759,389

Fourth, to the principal account for payment of principal on Senior Notes	—	—	—

Fifth, to the interest account for payment of interest on Sub. Notes	565,370	439,178	458,356

Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—

Seventh, to the reserve account to achieve defined requirement	—	—	—

Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—

Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—

Tenth, to the interest account for payment of interest on Junior Notes	—	—	—

Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—

Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—

Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—

Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—

Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—

Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—

Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—

Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—

Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—

Twentieth, to the credit of the retirement account	—	—	—

Twenty-first, excess to the surplus fund	4,551,365	9,298,799	9,495,483

Total Distributions	$12,206,192	$17,159,990	$17,701,865

Higher Education Funding I
For the Monthly Calculation Date — 09/26/05
Current Collection Period — August 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor

Senior FRN:
A-1	$242,000,000	$242,000,000	$2,055,555	$—	$242,000,000	1.0000
A-2	269,000,000	269,000,000	2,333,015	—	269,000,000	1.0000
A-3	217,000,000	217,000,000	1,898,660	—	217,000,000	1.0000
A-4	171,000,000	171,000,000	1,500,549	—	171,000,000	1.0000
A-5	101,000,000	101,000,000	891,451	—	101,000,000	1.0000

Subtotal	1,000,000,000	1,000,000,000	8,679,229	—	1,000,000,000	1.0000
Senior ARN:
A-1	50,000,000	50,000,000	132,712	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	133,479	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	135,397	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	134,400	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	402,682	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	132,712	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	200,219	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	200,219	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	135,397	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	204,822	—	75,000,000	1.0000
A-11	75,000,000	—	—	—	—	0.0000
A-12	50,000,000	50,000,000	136,548	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	133,479	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	203,096	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	129,644	—	50,000,000	1.0000

Subtotal	900,000,000	825,000,000	2,414,808	—	825,000,000	0.9167
Subordinate ARN:
B-1	50,000,000	50,000,000	281,534	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	138,082	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	419,616	—	100,000,000	1.0000

Total	$2,000,000,000	$1,925,000,000	$11,513,654	$—	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$1,770,635,657	$1,759,599,770	$(9,411,853)	$1,750,187,917	$(7,730,617)	$1,742,457,300
Loans Purchased	2,038,570	1,371,060	170,260	1,541,320	81,103,686	82,645,006
Loans Repurchased	—	—	—	—	—	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	(14,589,890)	(12,193,947)	1,580,545	(10,613,402)	(3,170,120)	(13,783,523)
Capitalized Interest	1,489,814	1,380,842	(75,482)	1,305,360	(47,672)	1,257,688
Servicer Adjustments	25,618	30,193	5,913	36,105	(4,834)	31,271

Ending Balance	$1,759,599,770	$1,750,187,917	$(7,730,617)	$1,742,457,300	$70,150,442	$1,812,607,742

Accrued Interest	17,361,890	18,456,196	(580,565)	17,875,631	1,648,116	19,523,747
Servicer Payments Due	1,594,116	1,715,399	(811,478)	903,921	68,246	972,167
Trust Cash Accounts	108,998,037	118,587,851	18,954,825	137,542,676	(81,213,217)	56,329,459

Total Assets	$1,887,553,813	$1,888,947,362	$9,832,165	$1,898,779,527	$(9,346,412)	$1,889,433,115

Senior Notes	$1,825,000,000	$1,825,000,000	$—	$1,825,000,000	$—	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	8,105,068	9,642,815	3,024,404	12,667,220	(5,840,839)	6,826,380

Total Liabilities	$1,933,105,068	$1,934,642,815	$3,024,404	$1,937,667,220	$(5,840,839)	$1,931,826,380

Selected Statistics:
Parity Trigger (a)	97.63%	97.63%	0.35%	97.98%	-0.18%	97.80%
Parity Trigger (aaa)	102.98%	102.98%	0.37%	103.35%	-0.19%	103.16%
Subordinate %	5.19%	5.19%	0.00%	5.19%	0.00%	5.19%
WA Coupon	4.41%	4.41%	0.00%	4.41%	0.02%	4.43%
Average Balance	$39,174	$39,195	$32	$39,227	$197	$39,424
WA Rem. Mo.	289.3	288.8	(0.5)	288.3	0.3	288.6
Number of Loans	44,918	44,653	(233)	44,420	1,557	45,977

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Reserve acct.	$14,437,500	$14,437,500	$—	$14,437,500	$—	$14,437,500
Acquisition acct.	34,922,560	33,261,672	(1,442,174)	31,819,498	(14,455,784)	17,363,715
Collection acct.	8,026,641	4,338,760	12,821,230	17,159,989	541,875	17,701,865
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	43,506,267	56,907,104	4,551,365	61,458,469	(61,458,469)	—

Subtotal	100,892,969	108,945,035	15,930,421	124,875,456	(75,372,377)	49,503,079
Accrued Expenses:
Admin. acct.	824,202	601,785	(1,624)	600,161	(288,137)	312,024
Interest acct.	6,733,022	8,511,933	3,050,528	11,562,462	(5,552,702)	6,009,759
Benefits acct.	547,845	529,097	(24,500)	504,597	—	504,597

Subtotal	8,105,068	9,642,815	3,024,404	12,667,220	(5,840,839)	6,826,380

Total	$108,998,037	$118,587,851	$18,954,825	$137,542,676	$(81,213,217)	$56,329,459

Higher Education Funding I
For the Monthly Calculation Date — 09/26/05
Current Collection Period — August 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)

Beginning Balance	$4,403,401	$2,703,559	$314,221	$3,017,780	$273,893	$3,291,673
Filed During Period	1,339,032	2,563,547	(674,654)	1,888,893	(423,104)	1,465,789
Paid During Period	(3,038,874)	(2,249,326)	634,326	(1,615,000)	(947,759)	(2,562,759)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$2,703,559	$3,017,780	$273,893	$3,291,673	$(1,096,970)	$2,194,703

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
4-Year	5.24%	$120,116	0.01%	15	0.03%	$8,008
2-Year	4.70%	12,563	0.00%	3	0.01%	4,188
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	5.30%	290,202	0.02%	24	0.05%	12,092
Other/Unknown	4.43%	1,812,184,861	99.98%	45,935	99.91%	39,451

Total	4.43%	$1,812,607,742	100.00%	45,977	100.00%	$39,424

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	$1,077,567,976	61.57%	$1,067,083,622	61.24%	$1,140,551,668	62.92%
31-60	47,537,421	2.72%	49,084,109	2.82%	41,298,656	2.28%
61-90	25,654,083	1.47%	25,313,380	1.45%	22,242,870	1.23%
91-120	16,429,054	0.94%	16,493,496	0.95%	14,764,474	0.81%
121-150	10,531,333	0.60%	12,113,700	0.70%	10,825,090	0.60%
151-180	7,911,769	0.45%	8,240,786	0.47%	8,618,208	0.48%
181-210	6,498,083	0.37%	6,459,523	0.37%	5,513,481	0.30%
211-240	4,737,255	0.27%	4,901,498	0.28%	4,365,603	0.24%
241-270	1,390,747	0.08%	3,921,769	0.23%	4,170,158	0.23%
270+	2,300,258	0.13%	1,830,904	0.11%	3,657,926	0.20%

Total repayment	$1,200,557,978	68.60%	$1,195,442,786	68.61%	$1,256,008,132	69.29%
In School	257,726	0.01%	237,345	0.01%	237,345	0.01%
Grace	20,876	0.00%	38,631	0.00%	12,313	0.00%
Deferment	371,484,172	21.23%	365,954,639	21.00%	370,801,898	20.46%
Forbearance	174,849,384	9.99%	177,492,226	10.19%	183,353,351	10.12%
Claims in Process	3,017,780	0.17%	3,291,673	0.19%	2,194,703	0.12%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$1,750,187,917	100.00%	$1,742,457,300	100.00%	$1,812,607,742	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution

In Repayment, days DQ
0-30	29,123	65.22%	28,710	64.63%	30,328	65.96%
31-60	1,266	2.84%	1,294	2.91%	1,119	2.43%
61-90	696	1.56%	669	1.51%	584	1.27%
91-120	447	1.00%	459	1.03%	396	0.86%
121-150	281	0.63%	334	0.75%	296	0.64%
151-180	211	0.47%	221	0.50%	241	0.52%
181-210	168	0.38%	172	0.39%	156	0.34%
211-240	121	0.27%	125	0.28%	123	0.27%
241-270	42	0.09%	101	0.23%	105	0.23%
270+	56	0.13%	55	0.12%	98	0.21%

Total repayment	32,411	72.58%	32,140	72.35%	33,446	72.75%
In School	24	0.05%	22	0.05%	22	0.05%
Grace	4	0.01%	6	0.01%	3	0.01%
Deferment	8,375	18.76%	8,319	18.73%	8,434	18.34%
Forbearance	3,766	8.43%	3,858	8.69%	4,011	8.72%
Claims in Process	73	0.16%	75	0.17%	61	0.13%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	44,653	100.00%	44,420	100.00%	45,977	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance

(current month)
ASA	5.80%	$406,609,946	22.43%	9,481	20.62%	$42,887
Great Lakes	4.03%	1,405,997,796	77.57%	36,496	79.38%	38,525

Total	4.43%	$1,812,607,742	100.00%	45,977	100.00%	$39,424

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee

(current month)
ACS	5.80%	$406,609,946	22.43%	9,481	20.62%	100.00%
Great Lakes	4.03%	1,405,997,796	77.57%	36,496	79.38%	100.00%

Total	4.43%	$1,812,607,742	100.00%	45,977	100.00%	100.00%

Higher Education Funding I
For the Monthly Calculation Date — 09/26/05
Current Collection Period — August 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
Subsidized Stafford	4.70%	$123,214	0.01%	23	0.05%	$5,357
Unsubsidized Stafford	4.72%	130,272	0.01%	18	0.04%	7,237
PLUS	6.10%	169,394	0.01%	16	0.03%	10,587
Consolidation	4.43%	1,812,184,861	99.98%	45,920	99.88%	39,464
Non-FFELP	0.00%	—	0.00%	—	0.00%	—

Total	4.43%	$1,812,607,742	100.00%	45,977	100.00%	$39,424

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance

(current month)
<4%	3.28%	1,029,228,399.27	56.78%	26,117	56.80%	$39,408
4-5%	4.41%	310,701,384.30	17.14%	9,176	19.96%	33,860
5-6%	5.60%	120,900,543.21	6.67%	2,725	5.93%	44,367
6-7%	6.56%	133,383,039.87	7.36%	2,892	6.29%	46,121
7-8%	7.65%	121,086,743.00	6.68%	2,301	5.00%	52,624
8+%	8.24%	97,307,632.36	5.37%	2,766	6.02%	35,180

Total	4.43%	$1,812,607,742	100.00%	45,977	100.00%	$39,424

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance

	(current month)					(prior month)
0-60	282,677.61	0.02%	21	0.05%	$13,461	$13,134
61-120	3,168,274.28	0.17%	306	0.67%	10,354	9,517
121-180	64,982,831.36	3.59%	4,027	8.76%	16,137	16,147
181-240	556,470,395.11	30.70%	20,641	44.89%	26,959	26,975
241-300	447,471,283.04	24.69%	11,563	25.15%	38,699	38,524
301-360	544,100,992.01	30.02%	7,325	15.93%	74,280	73,120
361+	196,131,288.60	10.82%	2,094	4.55%	93,663	93,698

Total	$1,812,607,742	100.00%	45,977	100.00%	$39,424	$39,227

Note Interest Rates	5/25/05	6/27/05	7/25/05	8/25/05	9/26/05	9/26/05 Note Balance

Senior FRN:
A-1	3.32%	3.32%	3.32%	3.87%	3.87%	242,000,000
A-2	3.39%	3.39%	3.39%	3.94%	3.94%	269,000,000
A-3	3.42%	3.42%	3.42%	3.97%	3.97%	217,000,000
A-4	3.43%	3.43%	3.43%	3.98%	3.98%	171,000,000
A-5	3.45%	3.45%	3.45%	4.00%	4.00%	101,000,000

Subtotal						1,000,000,000
Senior ARN:
A-1	3.15%	3.30%	3.46%	3.59%	3.74%	$50,000,000
A-2	3.18%	3.32%	3.48%	3.60%	3.78%	50,000,000
A-3	3.20%	3.18%	3.53%	3.64%	3.84%	50,000,000
A-4	3.20%	3.15%	3.39%	3.63%	3.87%	50,000,000
A-5	3.23%	3.25%	3.42%	3.58%	3.86%	75,000,000
A-6	3.14%	3.29%	3.46%	3.60%	3.74%	50,000,000
A-7	3.18%	3.32%	3.48%	3.60%	3.78%	75,000,000
A-8	3.19%	3.36%	3.48%	3.62%	3.80%	75,000,000
A-9	3.20%	3.21%	3.39%	3.65%	3.86%	50,000,000
A-10	3.22%	3.22%	3.43%	3.56%	3.85%	75,000,000
A-11	—	—	—	—	—	—
A-12	3.22%	3.22%	3.43%	3.56%	3.85%	50,000,000
A-13	3.19%	3.36%	3.48%	3.62%	3.80%	50,000,000
A-14	3.21%	3.21%	3.43%	3.67%	3.87%	75,000,000
A-15	3.20%	3.22%	3.38%	3.58%	3.70%	50,000,000

Subtotal						825,000,000
Subordinate ARN:
B-1	3.40%	3.42%	3.59%	3.75%	4.10%	50,000,000
B-2	3.40%	3.57%	3.60%	3.75%	3.95%	50,000,000

Subtotal						100,000,000

Total						$1,925,000,000

Admin Acct. Accrual	5/25/05	6/27/05	7/25/05	8/25/05	Change	9/26/05

Servicing Fees	$161,560	$160,904	$156,535	$147,160	$9,823	$156,983
Administration Fees	74,483	74,411	73,976	73,315	6,389	79,704

Total	$236,042	$235,315	$230,511	$220,475	$16,212	$236,687

Debt Service Accts	5/25/05	6/27/05	7/25/05	8/25/05	Change	9/26/05

Debt Service Cash:
Principal acct.	$—	$—	$—	$—	$—	$—
Retirement acct.	—	—	—	—	—	—
Interest acct.	483,397	9,061,769	12,478,791	6,700,880	3,293,683	9,994,563

Total	$483,397	$9,061,769	$12,478,791	$6,700,880	$3,293,683	$9,994,563

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Prior Month (M-1)	Change	Current Month (M)

Restricted Cash:
Acquisiton acct.	$9,726	$10,007	$10,994	$10,968	$1,272	$12,240

Total	$9,726	$10,007	$10,994	$10,968	$1,272	$12,240